[Letterhead of Morris, Nichols, Arsht & Tunnell]

                                                                February 6, 2001



                                February 7, 2001






Continental Airlines Finance Trust II
c/o Continental Airlines, Inc.
1600 Smith Street, Dept. HQSEO
Houston, Texas  77002

                  Re:  Continental Airlines Finance Trust II

Ladies and Gentlemen:

                  We have acted as special Delaware counsel to Continental Airlines Finance Trust II, a Delaware statutory business trust (the "Trust"), in connection with certain matters relating to the preparation of Registration Statement No. _______________ (and the Prospectus forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on February 7, 2001 (the "Registration Statement"), by the Trust and Continental Airlines, Inc. (the "Company"), relating to the registration with the Commission of the Preferred Securities of the Trust.

                  The Preferred Securities have been issued pursuant to (i) a Purchase Agreement dated as of November 6, 2000 (the "Purchase Agreement") among the purchasers named therein (the "Purchasers"), the Trust and the Company and
(ii) the Amended and Restated Declaration of Trust of the Trust dated as of November 10, 2000 (the "Governing Instrument"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Governing Instrument.

                  In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on November 6, 2000 (the "Certificate"); a Declaration of Trust of the Trust dated as of November 6, 2000 (the "Original Governing Instrument"); the Governing Instrument; the Indenture dated as of November 10, 2000 between the Company and Wilmington Trust Company, as Trustee; the Preferred Securities Guarantee Agreement dated as of November 10, 2000 between the Company and Wilmington Trust Company, as Trustee; the Purchase Agreement; the Trust's Confidential Offering Circular dated November 6, 2000 relating to the Securities (the "Offering Circular"); the Registration Rights Agreement dated November 10, 2000 among the Trust, the Company and the Purchasers; the Registration Statement; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the signatories thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of the Governing Instrument and the Purchase Agreement prior to the first issuance of Preferred Securities); (iii) that no event has occurred subsequent to the filing of the Certificate that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Act"); (v) that the required consideration for the Preferred Securities has been paid in accordance with the terms and conditions of the Governing Instrument, the Offering Circular and the Purchase Agreement and that the Preferred Securities have otherwise been issued and sold to, and held or transferred by, the Preferred Securities Holders (and any subsequent transferee), and all transfers have been made, in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, the Offering Circular and the Purchase Agreement; (vi) that the Sponsor has directed the Administrative Trustees to take the actions contemplated by Section 3.06(b) of the Governing Instrument; (vii) that none of the Preferred Securities have been called for redemption, redeemed, converted or exchanged or canceled (except in connection with a permitted transfer) and all of the Preferred Securities remain outstanding; and (viii) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and certificates and on the accuracy, as of the date hereof, of the matters therein contained.

                  Based on and subject to the foregoing, and to the qualifications set forth below, and limited in all respects to matters of Delaware law, it is our opinion that:

                  1. The Trust is a duly formed and validly existing statutory business trust in good standing under the laws of the State of Delaware.

                  2. The Preferred Securities constitute validly issued, fully paid and nonassessable beneficial interests in the assets of the Trust. We note that pursuant to Section 11.04 of the Governing Instrument, the Trust may withhold amounts otherwise distributable to a Preferred Security Holder and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Holder and that, pursuant to the Governing Instrument, Preferred Security Holders may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

                  3. Under the Delaware Act and the terms of the Governing Instrument, each Preferred Security Holder of the Trust, in such capacity, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Preferred Security Holder who is, was or may become a named Trustee of the Trust.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "LEGAL MATTERS" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by any other person or entity or for any other purpose without our prior written consent.

                                       Very truly yours,

                                       MORRIS, NICHOLS, ARSHT & TUNNELL


                                       /s/ Jonathan I. Lessner
                                       --------------------------------
                                       Jonathan I. Lessner